UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2016

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (707) 766-3000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
(a) Dismissal of Independent Accountant.
On February 29, 2016, the Audit Committee of the Board of Directors of Calix, Inc. (the “Company”) completed a competitive process to review the appointment of the Company’s independent registered public accounting firm, and determined not to re-engage Ernst & Young LLP (“E&Y”) in that role. The Audit Committee’s decision was made in the course of its annual review and selection of the Company’s independent registered public accounting firm, including a formal launch of a competitive bid process by the Committee, pursuant to which the Audit Committee rigorously evaluated several global accounting firms. In making this decision, the Audit Committee carefully assessed the qualifications and relevant experience of each firm and each proposed engagement team in light of the Company’s size, complexity and business operations, as well as the strength and resources of the firm, including its national office and compliance functions.
The reports of E&Y on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2015 and 2014, and in the subsequent interim period through February 29, 2016, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter of the disagreements in their report.
During the fiscal years ended December 31, 2015 and 2014, and in the subsequent interim period through February 29, 2016, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.
The Company has requested that E&Y furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of E&Y’s letter, dated March 4, 2016 is filed hereto as Exhibit 16.1 to this Form 8-K.
(b) Engagement of New Independent Accountant.
On February 29, 2016, the Audit Committee of the Board of Directors of the Company approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2016 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016, and perform reviews of the Company’s quarterly financial information for the fiscal year ending December 31, 2016.
During the Company’s two most recent fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through February 29, 2016, neither the Company nor anyone on its behalf consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

16.1	Letter of Ernst & Young dated March 4, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 4, 2016	CALIX, INC.

		By:	/s/ William J. Atkins
William J. Atkins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Ernst & Young dated March 4, 2016.

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